UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2009 (January 13, 2009)

FORMFACTOR, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 290-4000

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On January 13, 2009, FormFactor, Inc. announced a global reorganization and cost reduction plan.  As part of the plan, the company will reduce its workforce by 22%.  The plan is designed to lower the company’s cash breakeven level in order to enable the company to sustain itself financially in the current market environment. FormFactor expects to incur approximately $8 million in charges, which the company will record in the first quarter of fiscal 2009 when the activities comprising the plan are expected to be completed.  A substantial portion of the charges associated with the cost reduction plan are expected to result in future cash expenditures.

Item 9.01  Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release dated January 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	January 15, 2009	By:	/s/ Stuart L. Merkadeau
			Name:	Stuart L. Merkadeau
			Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
99.01	Press release dated January 13, 2009.